EXHIBIT 21.1

Subsidiary of Houston Wire & Cable Company

Subsidiary	Jurisdiction
HWC Wire & Cable Company	Delaware

Subsidiary of HWC Wire & Cable Company

Subsidiary	Jurisdiction
PFI, LLC	Rhode Island